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                                                                   EXHIBIT 10.47

                            INTER-CREDITOR AGREEMENT

     THIS INTER-CREDITOR AGREEMENT (the "Agreement"), dated as of January 30, 1997, between SUN PHARMA GLOBAL, INC., a company registered in the British Virgin Islands with administrative offices at P.O. Box 12850 Dubai, U.A.E. ("Sun"), JAY F. JOLIAT, INDIVIDUALLY AND AS TRUSTEE OF THE JAY F. JOLIAT QUALIFIED TERMINABLE INTEREST MARITAL TRUST, U/A/D 4/8/82, whose address is 1411 North Woodward, Suite 300, Birmingham, Michigan 48009 ("Joliat") and DAVID
A. HAGELSTEIN, INDIVIDUALLY AND AS TRUSTEE OF THE DAVID HAGELSTEIN TRUST, U/A/D 10-27-93, whose address is 1411 North Woodward, Suite 313, Birmingham, Michigan 48009 ("Hagelstein")(collectively, the "Creditors") and CARACO PHARMACEUTICAL LABORATORIES, LTD., a Michigan corporation, whose address is 1150 Elijah McCoy Dr., Detroit, Michigan 48202 (the "Debtor").

                               R E C I T A L S :

     Sun has loaned Debtor (the "Sun Loan") the amount of $350,000 pursuant to that certain Secured Promissory Note dated December 23, 1996, and in connection therewith Debtor and Sun have entered into that certain Security Agreement dated December 23, 1996, as to which a UCC Financing Statement was filed with the Secretary of State of Michigan on January 8, 1997 (the "Sun Loan Documents");

     Creditors and Debtor entered into a Subordination Agreement dated December 23, 1996 (the "Subordination Agreement"), pursuant to which Joliat and Hagelstein subordinated certain prior indebtedness and related security interests in certain collateral to Sun.

     Debtor had requested a loan of $200,000 from each of the Creditors for working capital purposes. However, Sun has indicated that it is unable to provide such a loan. As a result, Hagelstein and Joliat shall loan Debtor an aggregate of $200,000 and $400,000, respectively (the "Hagelstein Loan" and the "Joliat Loan," respectively) pursuant to Secured Promissory Notes, Security Agreements and UCC Financing Statements of even date herewith (the "Hagelstein Loan Documents" and the Joliat Loan Documents," respectively), subject to the condition (the "Condition") that Sun agree that (i) the Sun Loan be paid back at the same time and on a proportionate basis to the Hagelstein Loan and the Joliat Loan and (ii) the security interest of Sun in the collateral underlying the Sun Loan have equal priority to the security interests of Hagelstein and Joliat in the Hagelstein Loan and the Joliat Loan.

     Sun, in order to accommodate Hagelstein and Joliat and assist Debtor in raising needed financing, and acknowledging the personal benefit to Sun of the Hagelstein Loan and the Joliat Loan, desires to satisfy the Condition and thereby permit Hagelstein and Joliat to make the Hagelstein Loan and the Joliat Loan, respectively.

     NOW, THEREFORE, in consideration of Hagelstein's loan to Debtor as set forth in the Hagelstein Loan Documents and Joliat's loan to Debtor as set forth in the Joliat Loan Documents,






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and in consideration of the mutual covenants and agreements contained in this
Agreement, the parties hereto agree     as follows:

     1. PRE-DEFAULT NOTE REPAYMENTS. Principal payments by Debtor under the Sun Loan, the Hagelstein Loan and the Joliat Loan, shall be made proportionately until each of the loans has been paid in full, as follows:


                         Sun            36.84%          (350/950)
                         Joliat         42.11%          (400/950)
                         Hagelstein     21.05%          (200/950)


Further, if any Creditor receives payments from Debtor with respect to the Sun Loan, the Hagelstein Loan, and the Joliat Loan which are not in the proportions noted above, such Creditor shall be liable and accountable to the other Creditors for their proportionate share, shall be deemed to have received such payment in trust for the use and benefit of the other Creditors, shall not commingle the same with any other funds and shall pay over and deliver such payment to the other Creditors immediately to be applied upon the indebtedness of Debtor to such other Creditors pursuant to the applicable loans.

     2. DEFAULTS. If an event of default occurs under the terms and conditions of either the Sun Loan, the Hagelstein Loan or the Joliat Loan, it will be deemed a default under the Sun Loan, the Hagelstein Loan and the Joliat Loan.

     3. EQUAL PRIORITY IN COLLATERAL. Creditors agree that with respect to the collateral securing the Sun Loan, the Hagelstein Loan and the Joliat Loan, notwithstanding that some of the collateral securing the Hagelstein Loan and the Joliat Loan is the same collateral which is the subject of the Subordination Agreement, and despite Sun having perfected its security interest in the collateral pursuant to the Sun Loan earlier than Hagelstein and Joliat pursuant to the Hagelstein Loan and Joliat Loan, respectively, the security interests of Sun, Joliat and Hagelstein in the collateral securing the Sun Loan, the Hagelstein Loan and the Joliat Loan, respectively, will be treated pari passu to each other and each Creditor will have an equal priority in such collateral. However, with respect to the division of any proceeds from the disposition of any such collateral, the proceeds will be divided proportionately in the percentages set forth in Paragraph 1 above.

     4. FUTURE ACTION. Creditors further covenant and agree that they shall take whatever steps are necessary, from time to time, to evidence and acknowledge and/or confirm and/or consent to the equal priority, perfection and delivery of their security interests in the collateral underlying their respective Sun Loan, Hagelstein Loan and Joliat Loan, including but not by way of limitation, amendment to their respective financing statements filed with respect to such collateral.

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     5. NO DIVIDENDS.  Debtor agrees that as long as Debtor is indebted to
Creditors under the Sun Loan, Hagelstein Loan and Joliat Loan, no dividends or distributions, whether in cash, stock or other property shall be declared or paid to any shareholder.

     6. DURATION AND TERMINATION. This Agreement shall terminate only upon payment or performance in full of all of the obligations under the Sun Loan, Hagelstein Loan and Joliat Loan. Neither the death nor the bankruptcy of any Creditor shall effect a termination hereof.

     7. ASSIGNMENT. Creditors further covenant and agree that until the payment in full of any and all of the indebtedness of Debtor to Creditors pursuant to the Sun Loan, the Hagelstein Loan and the Joliat Loan, they shall not assign their respective Sun Loan Documents, Hagelstein Loan Documents or Joliat Loan Documents or any of their respective interest in such loan documents to any other person ("Transferee") without the written consent of the other Creditors, which will not be unreasonably withheld, and the written agreement of such Transferee to be bound by all of the terms and conditions of this Agreement.

     8. NOTICES. All notices, requests, demand and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when sent by facsimile transmission (receipt confirmed) or reputable overnight delivery service (receipt confirmed), when delivered against receipt, or when deposited in the United States mails, certified mail, return receipt requested, postage prepaid, addressed as set forth above.

     Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice.

     9. ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Debtor and the Creditors.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to and shall be binding upon Debtor and each Creditor and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     11. GOVERNING LAW. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Michigan, without regard to its conflict of laws and rules.



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     12. SEVERABILITY.  The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. This Agreement is binding on each party upon execution thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered as of the date first above written.



CREDITORS:                              DEBTOR:

                                        CARACO PHARMACEUTICAL
SUN PHARMA GLOBAL, INC.                 LABORATORIES, LTD.


By:/s/Sudhir Valia                      By:/s/William R. Hurd
   -----------------------------          ----------------------
                                           William R. Hurd
  Its:_______________________              Its:  President





/s/Jay F. Joliat
-------------------------------------
Jay F. Joliat, Individually and as Trustee of the
Jay F. Joliat Qualified Terminable Interest
Marital Trust, u/a/d 4/8/82


/s/David A. Hagelstein
-------------------------------------
David A. Hagelstein, Individually and
as Trustee of  the David Hagelstein Trust,
u/a/d 10/27/93




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